Exhibit 99.1

Target Group Inc. signs exclusive licensing, manufacturing, and distribution agreement for patent pending THC antidote, True Focus™

VAUGHAN, ON, August 13th, 2019 /PR Newswire/ - Target Group Inc. ("Target Group" or the "Company") (OTCQB: CBDY) is pleased to announce, that effective August 8, 2019, it has entered into an exclusive licensing, manufacturing and distribution agreement with cGreen Inc. for a period of 10 years. The agreement permits Target Group to manufacture and distribute the patent-pending THC antidote, True Focus™, in the United States, Europe and the Caribbean.

The exclusive licensing agreement grants Target Group the rights to the complete True Focus™ intellectual property portfolio, including use of the “True Focus™” trade name, trademarks, logos and art, rights to product formulations, methods and processes. The agreement will facilitate the expansion of Target Group's growing wellness portfolio and position the Company for global manufacturing and distribution.

Excessive cannabis consumption may lead to adverse and unwanted side effects. True Focus’ all-natural, nutraceutical formulation offers a unique solution to rapidly alleviate the undesirable effects associated with over-consumption of tetrahydrocannabinol (“THC”). True Focus’ innovative THC antidote is dispensed sublingually via a discreet, pocket-sized spray bottle. True Focus’ product formulations are considered ‘patent-pending’ by way of a United States Patent and Trademark Office (“USPTO”) application.

"The True Focus agreement will enable Target Group to enter legal, international markets around the globe, and to develop a centralized distribution channel for its suite of wellness products. This partnership also accelerates Target Group’s ability to generate revenue within the broader American, European and Caribbean markets immediately", said Rubin Schindermann, Chief Executive Officer for Target Group.

Under the terms of the agreement, Target Group will issue a combination of 10 million common shares, over 16 months, as a licensing fee and $1.5 million cash as an advance royalty fee, after which a 7% royalty fee will apply to net sales.

About Target Group Inc. (CBDY)

Target Group Inc. ("Target Group" or the "Company") is a progressive, diversified, and vertically integrated cannabis investment company. Target Group is curating an iconic brand portfolio, leveraging product diversification, innovation, and operational expertise to solidify long-term growth and stability. The Company owns and operates Canary Rx Inc, a final-stage Canadian cannabis license applicant, and CannaKorp, makers of the pod-based Wisp™ Vapor technology. Target Group is expanding its global operations to build an international network of manufacturing, distribution, and production operations.

www.targetgroupinc.ca

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "should," "will," "would," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

SOURCE Target Group Inc.

For further information:

Rubin Schindermann

Chief Executive Officer

(647) 927 4644

rubin@targetgroupinc.ca